                                                            EXHIBIT 5.1

LESCHERT & COMPANY

Law Corporation

CORPORATE • COMMERCIAL • SECURITIES LAW

2760 – 200 Granville Street • Vancouver, BC • Canada • V6C 1S4 • Tel: (604)687-0073 • Fax: (604)687-0043 • corplaw@leschert.bc.ca

November 16, 2006

Board of Directors

InNexus Biotechnology Inc.

13208 East Shea Boulevard,

Suite 200, The Mayo Clinic MCCRB Building,

Scottsdale, AZ 85259

Gentlemen:

In connection with the registration by InNexus Biotechnology Inc., a British Columbia incorporated company (the “Company”) of up to a maximum of 5,170,247 shares (the "Shares") of its common stock to be issued in accordance with the terms and conditions under its stock option plan approved by its shareholders on December 20, 2005 (the “Plan”) pursuant to a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion set forth below:

For the purposes of this opinion, we have relied upon the representations of the Registrant that:

1.

The Registrant is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2.

 The Shares will be issued to employees, directors, officers, consultants and eligible participants in the Plan as incentives for their services on behalf of the Registrant.  Such persons have provided bona-fide services to the Registrant which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Registrant's securities.

3.

 The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Registrant.  These shares registered pursuant to the Registration Statement will be issued without restrictive legend (except such legend as may be required under the appropriate rules and policies of the TSX Venture Exchange or appropriate Canadian securities legislation) to those persons who are not deemed to be affiliates of the Registrant as defined in Rule 405 of the Act.

In connection with this opinion, we have examined and relied upon the Registrant's Notice of Articles, Articles and Minutes of the Meetings of the Board of Directors of the Registrant as well as the originals and copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein.  We have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing any of such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as a certified or true copy or as a reproduction (including facsimiles) and the truthfulness and accuracy of the corporate records of the Registrant.

We are solicitors qualified to practice law only in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable shares of the Common Stock of the Registrant.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.  Should you have any questions or comments, please do not hesitate to contact this office.

Yours truly,

LESCHERT & COMPANY

“Allen D. Leschert”

PER

ALLEN D. LESCHERT

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